UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

ANNTAYLOR STORES CORPORATION

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This amendment to the Registrant’s definitive proxy statement filed with the Securities and Exchange Commission on April 1, 2009 reflects certain revised information in the table entitled “Beneficial Ownership of Common Stock” on pages 46-47 of the proxy statement. The revised table is set forth below:

Name of Beneficial Owner	No. of Shares of Common Stock	Percent of Class
T. Rowe Price Associates, Inc. (a)	5,493,375	9.40%
FMR LLC (b)	3,233,700	5.53%
Ronald W. Hovsepian (c)	48,755	*
Kay Krill (c)	1,624,946	2.74%
Christine Beauchamp (c)	125,000	*
Brian Lynch (c)	298,179	*
Gary Muto (c)	155,000	*
Michael Nicholson (c)	252,514	*
Adrienne Lazarus (c)	20,706	*
James J. Burke, Jr. (c)	263,587	*
Wesley E. Cantrell (c)	40,220	*
Michelle Gass (c)	28,302	*
Dale W. Hilpert (c)	28,595	*
Linda A. Huett (c)	28,595	*
Michael W. Trapp (c)	29,962	*
Daniel W. Yih (c)	8,216	*
All Current Executive Officers and Directors as a Group (14 persons) (c)	3,114,477	5.29%

*	Less than 1%

(a)	In an amended Schedule 13G filed with the SEC on February 11, 2009, T. Rowe Price Associates, Inc. (“Price Associates”) reported beneficial ownership of 5,493,375 shares. Price Associates has sole voting power over 1,240,550 shares and sole dispositive power over 5,493,375 shares. Price Associates’ address is 100 E. Pratt Street, Baltimore, Maryland 21202.

(b)	In an amended Schedule 13G filed with the SEC on February 17, 2009, FMR LLC and Edward C. Johnson 3d (“ECJ”) reported beneficial ownership of 3,233,700 shares. Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC and an investment adviser, is the beneficial owner of the 3,233,700 shares as a result of acting as investment adviser to various investment companies. ECJ and FMR LLC, through its control of Fidelity, and the Fidelity funds (the “Fidelity Funds”), each has sole power to dispose of the 3,233,700 shares. Neither FMR LLC nor ECJ has the sole power to vote or direct the voting of the shares owed directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. FMR LLC’s address is 82 Devonshire Street, Boston, Massachusetts 02109.

(c)	The shares listed include shares subject to stock options that are or will become exercisable within 60 days of March 18, 2009 as follows: Mr. Hovsepian, 33,000 shares; Ms. Krill, 938,908 shares; Ms. Beauchamp, 0 shares; Mr. Lynch 68,500 shares; Mr. Muto, 0 shares; Mr. Nicholson, 14,250 shares; Ms. Lazarus, 0 shares; Mr. Burke, 33,000 shares; Mr. Cantrell, 28,500 shares; Ms. Gass, 0 shares; Mr. Hilpert, 16,875 shares; Ms. Huett, 16,875 shares; Mr. Trapp, 24,375 shares; and Mr. Yih, 0 shares. The shares listed also include restricted shares which have not yet vested and which are subject to forfeiture as follows: Mr. Hovsepian, 5,380 shares; Ms. Krill, 471,701 shares; Ms. Beauchamp, 125,000 shares; Mr. Lynch, 210,558 shares; Mr. Muto, 155,000 shares; Mr. Nicholson, 134,142 shares; Ms. Lazarus, 0 shares; Mr. Burke, 3,124 shares; Mr. Cantrell, 3,124 shares; Ms. Gass, 28,302 shares; Mr. Hilpert, 3,124 shares; Ms. Huett, 3,124 shares; Mr. Trapp, 3,124 shares; and Mr. Yih, 8,216 shares.